EXHIBIT 4.2
[FORM OF FACE OF FORM OF NOTE]
[THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1
[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]2

______________________________________________
1 Include for a Global Security
2 Include for a restricted security, along with applicable transfer restrictions.

TriNet Group, Inc.
______ Notes due _____, ____
No.         CUSIP NO. [●]
$____________

TRINET GROUP, INC., a Delaware corporation (the “Company”), which term includes any successor under the Indenture hereinafter referred to on the reverse hereof, for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of ___________ ($___________) or such other amount as indicated on the Schedule of Exchange of Notes attached hereto on _______, _____.
Interest Rate: _________
Interest Payment Dates: _____, [______, ______] and _______ of each year, commencing _______, ________
Record Dates: __________
Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.
IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
TRINET GROUP, INC.

By: _________________________
Authorized Signatory

This is one of the Notes of the series designated herein and referred to in the within-mentioned Indenture.
Dated: __________    THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By
Authorized Signatory

[FORM OF REVERSE OF NOTE]
TriNet Group, Inc.
________ Notes due _______

Interest
The Company promises to pay interest on the Principal Amount of this Note at the rate per annum described above. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from _________, _______, to but excluding the next Interest Payment Date; provided that if an Interest Payment Date for the Notes falls on a day that is not a Business Day, the interest payment shall be postponed to the next succeeding Business Day [unless such next succeeding Business Day would be in the following month, in which case, the Interest Payment Date shall be the immediately preceding Business Day.]3 The Company will pay interest [semi-annually][quarterly] in arrears on each Interest Payment Date, commencing ______, _______, to the person in whose name the Notes are registered at the close of business on the immediately preceding Record Date. Interest will be computed [on the basis of [a 360-day year of twelve 30-day months and, for partial months, on the basis of actual days elapsed in a 30-day month][the actual number of days in an interest period and a 360-day year].
[The Notes will bear interest for each interest period at a rate determined by the calculation agent. The calculation agent is The Bank of New York Mellon Trust Company, N.A. until such time as the Company appoints a successor calculation agent. The interest rate on the Notes for a particular interest period will be equal to three-month LIBOR as determined on the interest determination date plus _____. The interest determination date for an interest period will be the second London business day preceding the first day of such interest period. Promptly upon determination, the calculation agent will inform the Trustee and the Company of the interest rate for the next interest period. Absent manifest error, the determination of the interest rate by the calculation agent shall be binding and conclusive on the Holders, the Trustee and the Company.
A London business day is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

_______________________________
3 Include bracketed text as applicable for floating rate notes.

On any interest determination date, LIBOR will be equal to the offered rate for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on the Reuters screen “LIBOR01” at approximately 11:00 a.m., London time, on such interest determination date. If on an interest determination date, such rate does not appear on the Reuters screen “LIBOR01” as of 11:00 a.m., London time, or if the Reuters screen “LIBOR01” is not available on such date, the calculation agent will obtain such rate from Bloomberg L.P.’s page “BBAM.”

If no offered rate appears on the Reuters screen “LIBOR01” or Bloomberg L.P. page “BBAM” on an interest determination date at approximately 11:00 a.m., London time, then the calculation agent (after consultation with the Company) will select four major banks in the London interbank market and shall request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the calculation agent will select three major banks in New York City and shall request each of them to provide a quotation of the rate offered by them at approximately 11:00 a.m., New York City time, on the interest determination date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable interest period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the rate of LIBOR for the next interest period will be set equal to the rate of LIBOR for the then current interest period.
Upon request from any Holder, the calculation agent will provide the interest rate in effect for the Notes for the current interest period and, if it has been determined, the interest rate to be in effect for the next interest period.
Dollar amounts resulting from such calculation will be rounded to the nearest cent, with one-half cent being rounded upward.]4
Paying Agent
Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) will act as paying agent. The Company may change any paying agent without notice to the Holders.

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4 Insert for floating rate notes.

Indenture; Defined Terms
This Note is one of the ________ Notes due _____, _____ (the “Notes”) issued under an Indenture, dated as of [___], 20[__], between the Company and the Trustee (the “Indenture”) and established pursuant to an [Officer’s Certificate][supplemental indenture] dated _______, ____, issued pursuant to Sections 2.01 and 2.03 of the Indenture. This Note is a Security and the Notes are “Securities” under the Indenture.
Unless otherwise defined herein, capitalized terms herein are used as defined in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “Trust Indenture Act”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the Trust Indenture Act, and thereafter as in effect on the date on which the Indenture is qualified under the Trust Indenture Act. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of them. To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.
Denominations; Transfer; Exchange
The Notes are in registered form, without coupons, in denominations of $2,000 and multiples of $1,000 in excess thereof. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture.
Amendment; Supplement; Waiver
Subject to certain exceptions, the Notes and the provisions of the Indenture relating to the Notes may be amended or supplemented and any existing default or Event of Default or compliance with certain provisions may be waived with the written consent of the Holders of at least a majority in aggregate principal amount of all series of Outstanding Securities (including the Notes) under the Indenture that are affected by such amendment, supplement or waiver (voting as a single class). Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Security.
Defaults and Remedies
If an Event of Default (other than certain bankruptcy Events of Default with respect to the Company) under the Indenture occurs with respect to the Notes and is continuing, then the Trustee may and, at the direction of the Holders of at least 25% in aggregate principal amount of the Securities of all affected series then Outstanding (including the Notes) voting together as a single class, shall by written notice, require the Company to repay immediately the entire principal amount of the Outstanding Securities, together with all accrued and unpaid interest. If a bankruptcy Event of Default with respect to the Company occurs and is continuing, then the entire principal amount of the Outstanding Securities (including the Notes) will automatically become due immediately and payable without any declaration or other act on the part of the Trustee or any Holder. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity as it reasonably requires. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities of all affected series (including the Notes) at the time Outstanding (voting together as a single class) to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing defaults or Events of Default if it determines that withholding notice is in their interest.

Authentication
This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.
Abbreviations and Defined Terms
Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
CUSIP Numbers
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.
Governing Law
The laws of the State of New York shall govern the Indenture and this Note.

ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Note to
_____________________________________________________
(Print or type assignee’s name, address and zip code)
__________________________________________
(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint ___________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:____________________    Your Signature:
Signature Guarantee:_____________________________________________________________
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

Signature
Signature Guarantee:

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
The following increases or decreases in this Global Security have been made:

Date	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian
_______	______________	__________	____________	______________